Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this registration statement on Form S-3 of Bio-Path Holdings, Inc. of our reports dated March 15, 2017, relating to the consolidated financial statements, and the effectiveness of Bio-Path Holding, Inc.’s internal control over financial reporting, which appear in Bio-Path Holding, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016.

We also consent to the reference to our firm under the caption “Experts” in the base prospectus, which is part of this registration statement.

/s/ BDO USA, LLC

Salt Lake City, Utah
November 16, 2017